                                                                                Exhibit j-8
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1626
02   Month & Year of Report   09/96
03   Reporting Company        New England Electric
04   Page Number                                                                1
05   Plant Name                                                                 Salem Harbor
06   Plant Location           24 Fort Ave., Salem, MA 01970
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   Diane M. Healey
10   Title                    Associate Fuel Analyst
11   Date Report Completed    November 8, 1996
     Purchases           Coal Mines Only                        Source Data
     ---------     --------------------------   ---------------------------------------------------------
                                                                Quality as Received
         Cont   Fuel      Coal State County            Originating          Quantity      ------------------- Purch Price
    Type Expir  Type Type Dist Abbr  No    Location    Received  BTU  Sulfur     Ash      Cents/MMBT
                                                         (1)     (2)   (3)  (4)
    ---- -----  ---- ---- ---- ----- ------            -----------    --------   ---      ------    ---- -----------
12   C   12/96  BIT   S    50   IM    999  DIABLO PASO  46.1    13157 0.69  5.39       148.92
13   C   02/97  BIT   U    50   IM    999  NORTE DE SANTAN 33.1 13017 0.67  6.30       157.23
14   C   08/97  BIT   U    50   IM    999  NORTE DE SANTAN 20.5 13017 0.67  6.30       162.22


(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil =  1,000 bbls        Oil per gal
    Gas =  1,000 Mcf         Gas per cu ft

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